United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(44,222,030)
Unrealized Gain (Loss) on Market Value of Futures	9,325,810
Dividend Income	9,089
Interest Income	14,500
ETF Transaction Fees	15,000
Total Income (Loss)	$(34,857,631)

Expenses
General Partner Management Fees	$322,674
Brokerage Commissions	92,574
Tax Reporting Fees	42,600
Audit Fees	13,151
NYMEX License Fee	10,756
Non-interested Directors' Fees and Expenses	8,920
Prepaid Insurance Expense	6,947
Legal Fees	3,104
Total Expenses	$500,726
Net Income (Loss)	$(35,358,357)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/13	$844,120,614
Additions (13,800,000 Units)	465,863,803
Withdrawals (11,500,000 Units)	(389,328,652)
Net Income (Loss)	(35,358,357)

Net Asset Value End of Month	$885,297,408
Net Asset Value Per Unit (26,600,000 Units)	$33.28

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612